Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Donna Egan
(602) 682-1584	(602) 682-3152
susannahlivingston@sprouts.com	donnaegan@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FIRST QUARTER 2016 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – May 5, 2016 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week first quarter ended April 3, 2016.

First Quarter Highlights:

•	Net sales of $993.2 million; a 16% increase from the same period in 2015
•	Comparable store sales growth of 4.8% and two-year comparable store sales growth of 9.5%
•	Net income of $46.2 million and diluted earnings per share of $0.30
•	Net Income increased 20% from adjusted net income in the same period in 2015
•	Diluted earnings per share increased 20% from adjusted diluted earnings per share the same period in 2015

“Our first quarter results reflect our customers’ continued strong engagement with the Sprouts brand, and the appeal of our fresh, natural and organic products at affordable prices,” said Amin Maredia, chief executive officer of Sprouts Farmers Market.  “Despite a near zero inflationary environment, our team delivered another solid quarter of comparable store sales growth and robust earnings improvement. We continue to further product innovation, enhance the customer experience, develop our team members and invest in infrastructure and technology, which position Sprouts for continued growth.”

In order to aid in understanding the company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented certain non-GAAP measures which are explained and reconciled to the GAAP measures in the tables included in this release. For 2016 and 2015, the company has presented EBITDA and adjusted EBITDA, respectively. In addition, for 2015, the company has presented adjusted net income and adjusted earnings per share. In each case, an “adjusted” measure excludes the after-tax impact of disposal of assets, store closure and exit costs, and secondary offering expenses.  For the first quarter of 2016, such adjustments would be immaterial.  Accordingly, the company has presented net income, earnings per share and EBITDA for the first quarter of 2016 without adjustment and has provided comparisons of such measures to the corresponding adjusted measures from the first quarter of 2015. Where applicable, results are first presented on a GAAP basis and then on an adjusted basis.

First Quarter 2016 Financial Results

Net sales for the first quarter of 2016 were $993.2 million, a 16% increase compared to the same period in 2015.   Net sales growth was driven by a 4.8% increase in comparable store sales and solid performance in new stores opened.

Gross profit for the quarter increased 19% to $306.5 million, resulting in a gross profit margin of 30.9%, an increase of 80 basis points compared to the same period in 2015.  This increase reflects higher margins in certain categories primarily due to deflation and more normalized promotions compared to the prior year.

Direct store expense (“DSE”) as a percentage of sales for the quarter increased 50 basis points to 19.5% compared to the same period in 2015.  This was primarily due to higher payroll expense from planned wage increases and increased training costs, partially offset by timing of the New Year’s holiday payroll.

Selling, general and administrative expenses (“SG&A”) as a percentage of sales for the quarter increased 30 basis points to 3.1%, compared to the same period in 2015. This was primarily driven by higher stock compensation costs due to executive changes and higher corporate overhead as we continue to build out infrastructure to support our growth.

Net income for the quarter was $46.2 million, or diluted earnings per share of $0.30, up $8.7 million from $37.5 million, or diluted earnings per share of $0.24 for the same period in 2015.  Excluding the after-tax impact of the loss on disposal of assets, the store closure and exit costs and secondary offering expenses in the first quarter of 2015, net income for the quarter increased 20%, compared to adjusted net income of $38.6 million for the same period in 2015. Diluted earnings per share increased 20%, compared to adjusted diluted earnings per share of $0.25 for the same period in 2015.  These increases were driven by higher sales and margins, the benefit from lower interest expense due to a voluntary pay-down on our revolving credit facility and a more favorable interest rate resulting from our April 2015 refinancing, and a lower effective tax rate.

Growth and Development

During the first quarter of 2016, we opened 11 new stores: one each in Missouri, Tennessee and Texas; two each in Colorado and Georgia; and four in California.  Three additional stores have been opened in the second quarter to date, resulting in a total of 231 stores in 13 states as of May 5, 2016.

Leverage and Liquidity

We generated cash from operations of $97.9 million for the first quarter of 2016 and invested $31.9 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we purchased $59.3 million of common stock under our $150 million share repurchase program. We ended the quarter with a $160.0 million balance on our revolving credit facility, $1.7 million of letters of credit outstanding under the facility, and $145.7 million in cash and cash equivalents.

2016 Outlook

We have adjusted our 2016 net sales growth, primarily due to a lower inflationary environment and timing of new store openings, and confirm our other targets including comparable store sales growth and diluted earnings per share. The following provides information on our guidance for 2016:

Q2 2016 Guidance
Comparable store sales growth	4.0% to 5.0%

Full-Year 2016 Guidance
	52-week to 52-week	53-week to 52-week
Net sales growth	17% to 19%	15% to 17%
Unit growth	36 new stores	36 new stores
Comparable store sales growth (1)	4% to 6%	4% to 6%
EBITDA growth (2)	12% to 14%	9% to 11%
Diluted earnings per share (2),(3)	$0.96 to $0.98	$0.96 to $0.98
Capital expenditures	$145M to $155M	$145M to $155M
(net of landlord reimbursements)

Please see the explanation and reconciliation of EBITDA, adjusted EBITDA and adjusted earnings per share to the comparable GAAP measures for the 13 weeks ended April 3, 2016 and March 29, 2015 in the tables included below.

(1)	Comparable store sales growth is on an equal 52-week to 52-week basis.
(2)	Compared to adjusted measures in 2015.
(3)	Based on a weighted average share count of approximately 154 million shares for 2016.

First Quarter 2016 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, May 5, 2016, during which Sprouts executives will further discuss our first quarter 2016 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial- in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 88859558

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 88859558.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance and outlook for 2016. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release.  These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K.  The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. is a healthy grocery store offering fresh, natural and organic foods at great prices. Sprouts offer a complete shopping experience that includes fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items catering to consumers’ growing interest in health and wellness. Headquartered in Phoenix, Arizona, Sprouts employs more than 22,000 team members and operates more than 230 stores in thirteen states from coast to coast. For more information, visit www.sprouts.com or @sproutsfm on Twitter.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Net sales	$993,241	$857,506
Cost of sales, buying and occupancy	686,728	599,713
Gross profit	306,513	257,793
Direct store expenses	193,778	163,190
Selling, general and administrative expenses	30,896	24,027
Store pre-opening costs	3,966	2,773
Store closure and exit costs	37	1,229
Income from operations	77,836	66,574
Interest expense	(3,601)	(5,868)
Other income	101	62
Income before income taxes	74,336	60,768
Income tax provision	(28,129)	(23,301)
Net income	$46,207	$37,467
Net income per share:
Basic	$0.31	$0.25
Diluted	$0.30	$0.24
Weighted average shares outstanding:
Basic	150,723	152,235
Diluted	153,144	155,482

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	April 3, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$145,650	$136,069
Accounts receivable, net	14,953	20,424
Inventories	172,552	165,434
Prepaid expenses and other current assets	18,741	23,288
Total current assets	351,896	345,215
Property and equipment, net of accumulated depreciation	507,398	494,067
Intangible assets, net of accumulated amortization	198,300	198,601
Goodwill	368,078	368,078
Other assets	23,764	19,003
Deferred income tax assets	—	1,400
Total assets	$1,449,436	$1,426,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$157,000	$134,480
Accrued salaries and benefits	25,650	30,717
Other accrued liabilities	44,298	50,253
Income tax payable	11,222	—
Current portion of capital and financing lease obligations	7,072	14,972
Total current liabilities	245,242	230,422
Long-term capital and financing lease obligations	113,942	115,500
Long-term debt	160,000	160,000
Other long-term liabilities	106,199	97,450
Deferred income tax liability	6,010	—
Total liabilities	631,393	603,372
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 150,731,088 and 152,577,884 shares issued and outstanding, April 3, 2016 and January 3, 2016, respectively	151	153
Additional paid-in capital	585,545	577,393
Retained earnings	232,347	245,446
Total stockholders’ equity	818,043	822,992
Total liabilities and stockholders’ equity	$1,449,436	$1,426,364

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Cash flows from operating activities
Net income	$46,207	$37,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,832	15,853
Accretion of asset retirement obligation and closed facility reserve	80	79
Amortization of financing fees and debt issuance costs	116	339
(Gain)/Loss on disposal of property and equipment	(117)	272
Equity-based compensation	2,656	1,142
Deferred income taxes	7,410	1,657
Changes in operating assets and liabilities:
Accounts receivable	5,638	(11,895)
Inventories	(7,119)	(5,960)
Prepaid expenses and other current assets	4,547	(4,098)
Other assets	(4,876)	(6,307)
Accounts payable	15,578	29,474
Accrued salaries and benefits	(5,068)	(5,055)
Other accrued liabilities and income taxes payable	5,105	1,962
Other long-term liabilities	8,958	13,154
Net cash provided by operating activities	97,947	68,084
Cash flows from investing activities
Purchases of property and equipment	(34,000)	(33,755)
Proceeds from sale of property and equipment	662	—
Purchases of leasehold interest	(138)	—
Net cash used in investing activities	(33,476)	(33,755)
Cash flows from financing activities
Payments on term loan	—	(1,750)
Payments on capital lease obligations	(173)	(161)
Payments on financing lease obligations	(905)	(836)
Repurchase of common stock	(59,308)	—
Excess tax benefit for exercise of stock options	3,563	12,199
Proceeds from the exercise of stock options	1,933	3,425
Net cash (used in) provided by financing activities	(54,890)	12,877
Net increase in cash and cash equivalents	9,581	47,206
Cash and cash equivalents at beginning of the period	136,069	130,513
Cash and cash equivalents at the end of the period	$145,650	$177,719

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the company has presented EBITDA and for 2015, adjusted net income, adjusted earnings per share and adjusted EBITDA. These measures are not in accordance with, and are not intended as an alternative to, GAAP. The company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and they are a component of incentive compensation. The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation and amortization, and defines adjusted EBITDA as EBITDA as further adjusted to exclude store closure and exit costs, gains and losses from disposal of assets, and expenses incurred by the company in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings (“Public Offering Expenses”) and the loss on extinguishment of debt. The company defines adjusted net income as net income excluding, gain and losses from disposal of assets, store closure and exit costs, Public Offering Expenses , the loss on extinguishment of debt and the related tax impact of those adjustments. For the first quarter of 2016, such further adjustments to net income and EBITDA were immaterial; thus only EBITDA is presented.

These non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, none of these non-GAAP measures should be considered as a measure of discretionary cash available to use to reinvest in growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

SPROUTS FARMERS MARKET, INC.AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended
	April 3, 2016	March 29, 2015
Net income	$46,207	$37,467
Income tax provision	28,129	23,301
Interest expense, net	3,601	5,863
Earnings before interest and taxes (EBIT)	77,937	66,631
Depreciation, amortization and accretion	18,912	15,932
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$96,849	$82,563

The following table shows a reconciliation of adjusted net income and adjusted EBITDA to net income, and adjusted earnings per share to net income per share, for the thirteen weeks ended March 29, 2015:

Thirteen Weeks Ended
March 29, 2015
Net income	$37,467
Income tax provision	23,301
Net income before income taxes	60,768
Store closure and exit costs (a)	1,229
Loss on disposal of assets (b)	271
Secondary offering expenses including employment taxes on options exercise (c)	335
Adjusted income tax provision	(24,005)
Adjusted net income	38,598
Interest expense, net	5,863
Adjusted income tax provision (d)	24,005
Adjusted earnings before interest and taxes (EBIT)	68,466
Depreciation, amortization and accretion	15,875
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$84,341
Adjusted Net Income Per Share
Net income per share—basic	$0.25
Per share impact of net income adjustments	$—
Adjusted net income per share—basic	$0.25
Net income per share—diluted	$0.24
Per share impact of net income adjustments	$0.01
Adjusted net income per share—diluted	$0.25

(a)

Store closure and exit costs represents reserves established for closed stores and facilities, adjustments to those reserves for changes in expectations for sublease or actual subleases or settlements with landlords. Ongoing expenses related with the closed facilities are also included. The company excluded store closure and exit costs from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(b)

Loss on disposal of assets represents the losses recorded in connection with the disposal of property and equipment.  The company excluded losses on disposals of assets from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the ongoing performance of its store operations.

(c)

Secondary offering expenses including employment taxes on options exercises represents expenses the company incurred in its secondary public offerings and employment taxes paid by the company in connection with options exercised in those offerings. The company excluded these items from its adjusted EBITDA and adjusted net income to provide period-to-period comparability of its operating results because management believed these costs did not directly reflect the performance of its store operations.

(d)

Adjusted income tax provision for all periods presented represents the income tax provision plus the tax effect of the adjustments described in notes (a) through (d) above based on statutory tax rates for the period. The company excluded these items from its adjusted income tax provision because management believed they did not directly reflect the ongoing performance of its store operations and were not reflective of its ongoing income tax provision.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

5/5/16